UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 2, 2010 (October 27, 2010)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective as of October 27, 2010, the Company entered into an Amended and Restated Loan and Security Agreement (the “New Loan Agreement”) with Silicon Valley Bank (“SVB”) and related agreements and documents providing for a senior credit facility comprised of an asset-based accounts receivable line of credit (the “A/R Line of Credit”) and a term loan (the “New Credit Facility”).  The New Loan Agreement amends and restates in its entirety that certain Loan and Security Agreement between the Company and SVB dated as of February 9, 2010, as amended by that certain First Amendment to Loan and Security Agreement dated March 5, 2010 and that certain Second Amendment to Loan and Security Agreement dated April 23, 2010 (the “Prior Loan Agreement”).

In connection with the closing of the New Credit Facility, the Company repaid $402,750 of the outstanding principal amount of the term loan provided by SVB under the Prior Loan Agreement (the “Prior Term Loan”), leaving a principal balance of $402,750 on such term loan that is provided under and governed by the New Loan Agreement (the “Refinanced Term Loan”).  The maturity date of the Refinanced Term Loan is February 1, 2013.  The Refinanced Term Loan accrues interest at the fixed annual rate of 7.00% and is payable monthly.  Principal payments on the Refinanced Term Loan will be made in twenty eight (28) equal monthly installments beginning on November 1, 2010.  The Company used its cash on hand and borrowings under the A/R Line of Credit to fund the partial repayment of the Prior Term Loan.

The maximum availability under the A/R Line of Credit is $1,000,000.  The maturity date of the A/R Line of Credit is February 8, 2011.  The following finance charges and handling fees apply to the A/R Line of Credit:

•	A finance charge equal to 1.25% above SVB’s prime rate will be applied to the full face amount of the financed receivables.

•
An additional collateral handling fee equal to 0.25% per month will applied to the full face amount of the financed receivables.  This collateral handling fee will reduce to 0.10% per month if the Company’s “adjusted quick ratio” is greater than 1.30 at all times during an applicable testing month, with such reduction being effective for the calendar month which is two months after such testing month and where the “adjusted quick ratio” equals (A) cash on hand plus the amount of all eligible accounts divided by (B) current liabilities minus deferred revenue minus the portion of subordinated debt that constitutes current liabilities.

For periods where the Company’s adjusted quick ratio is less than 1.30, it will be subject to the higher collateral handling fee, yielding an indicative annual interest rate on the A/R Line of Credit of approximately 10.31% based on the current SVB prime rate.  For periods where the collateral handling fee is reduced as discussed above, the Company’s indicative annual interest rate on the A/R Line of Credit would be approximately 8.06% based on the current SVB prime rate.  The finance charges and collateral handling fees for a particular financed receivable are due when the advance made on such financed receivable becomes due (as discussed below).

An advance for a particular financed receivable under the A/R Line of Credit is required to be repaid on the earlier to occur of (i) the date on which payment is received on such financed receivable, (ii) the date on which such financed receivable is no longer an eligible account, (iii) the date on which any adjustment is asserted to such financed receivable (but only to the extent of the adjustment if such financed receivable remains otherwise an eligible account), (iv) the date on which there is a breach of certain warranties or representations set forth in the New Loan Agreement related to such financed receivable, or (v) the maturity date of the A/R Line of Credit.

Subject to the commitment limits described above, the Company can borrow up to eighty percent (80%) of its eligible accounts receivable subject to a number of exceptions that include, but are not limited to, receivables that remain unpaid more than 90 days from the invoice date and receivables for work performed that have not yet been invoiced.  Under certain circumstances, SVB can, in its discretion, decrease the 80% cap, adjust the eligibility criteria to be more stringent and/or elect not to make an advance on a particular receivable.  The Company will use the proceeds from the A/R Line of Credit for general corporate purposes.

The New Credit Facility requires that the Company comply with one financial covenant.  That covenant requires that the Company meets the following minimum EBITDA requirements (where “EBITDA” is defined as earnings before expenses relating to interest, taxes, depreciation and amortization in accordance with GAAP, plus equity-based compensation expense):

•
The Company’s EBITDA for the month ending August 31, 2010 shall be at least one hundred twenty five percent (125%) of the Company’s projected performance for such month as outlined in the Company’s business plan submitted to SVB (the “Company Plan”).

•
For the two months ended September 30, 2010, the Company’s EBITDA shall be at least seventy five percent (75%) of the Company’s projected performance for such two (2) month period as outlined in the Company Plan.

•
As of each subsequent month beginning with the month ending October 31, 2010, the Company’s EBITDA for the three (3) months ending on such measurement date shall be at least seventy five percent (75%) of the Company’s projected performance for such three (3) month period as outlined in the Company Plan.

The indebtedness owed under the New Credit Facility will be fully secured by a perfected first priority security interest in favor of SVB in all of the Company’s assets, including its cash, accounts receivable, inventory, equipment, intellectual property rights and contract rights.

Borrowing under the A/R Line of Credit will be conditioned on (i) all representations and warranties contained in the New Loan Agreement being true as of the date of the borrowing request and (ii) no “event of default” having occurred and be continuing or resulting from the requested advance.  The New Loan Agreement contains a number of representations and warranties, including, but not limited to, those pertaining to due organization and existence, collateral, accounts receivable, litigation, the Company’s financial statements, solvency, regulatory compliance, investments, taxes and use of proceeds.  The New Loan Agreement also contains a number of affirmative covenants, including, but not limited to, those pertaining to due organization and existence, government approvals, delivery of financial statements and other certificates, reports and other information, insurance, bank accounts, intellectual property rights, litigation and audit rights.  The New Loan Agreement also contains a number of negative covenants, including, but not limited to, those pertaining to disposition of assets, changes in business and senior management, mergers and acquisitions, cash dividends, investments, transactions with affiliates, subordinated debt and regulatory compliance.

The New Loan Agreement specifies a number of “events of default,” including, but not limited to, payment defaults, the occurrence of a material adverse change, legal attachment to collateral, insolvency, cross-defaults with other agreements, judgments, misrepresentations, and the occurrence or assertion that the New Credit Facility is not senior to any subordinated debt.  In addition, a breach of any of the covenants, representations and warranties, or other provisions of the New Loan Agreement will constitute an event of default, with some of such breaches having a 10-30 day cure period and other breaches (including the financial covenant, the negative covenants and affirmative covenants relating to taxes, insurance, bank accounts and financial statement and other information delivery requirements) having no cure period.  As long as an event of default occurs and is continuing, the interest rates on the A/R Line of Credit and the Refinanced Term Loan will increase by 5.00%.

In addition, pursuant to the New Loan Agreement, SVB waived the following events of default under the Prior Loan Agreement: (i) the Company’s violation of Section 6.7(a) of the Prior Loan Agreement for the April 2010, May 2010, June 2010, July 2010 and August 2010 measuring periods, (ii) the Company’s violation of Section 6.7(b) of the Prior Loan Agreement for the May 2010, June 2010, July 2010 and August 2010 measuring periods, and (iii) the Company’s violations of Section 7.9 and 8.9 of the Prior Loan Agreement and Section 3 of the subordination agreement (entered into in connection with the Prior Loan Agreement), for making interest payments to its subordinated creditors during the period in which the events of default described in clauses (i) and (ii) of this Section 12.13 had occurred and were continuing, through the effective date of the New Loan Agreement.

In consideration of the New Credit Facility, the Company has paid or agreed to pay the following fees to SVB: (1) an upfront cash fee of $2,500 payable at the closing plus (2) an early termination fee of $14,027.50 if the New Loan Agreement is terminated by the Company prior to February 8, 2011 (or if SVB terminates the New Loan Agreement before such date after the occurrence of an event of default).  The foregoing description of the New Loan Agreement and the New Credit Facility is qualified in its entirety by reference to the New Loan Agreement, a copy of which is attached to this Current Report as an exhibit and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Exhibits

10. 1          Amended and Restated Loan and Security Agreement by and between US Dataworks, Inc. and Silicon Valley Bank dated as of October 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2010

US DATAWORKS, INC.

By:	/s/ Randall J. Fraprt
Randall J. Frapart
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10. 1	Amended and Restated Loan and Security Agreement by and between US Dataworks, Inc. and Silicon Valley Bank dated as of October 27, 2010.